EXHIBIT 99.1
NEWS RELEASE

Ducommun Reports Results for the
Second Quarter Ended June 30, 2018
Restructuring Actions and Revenue Growth Drive Strong Margin Gains,
Solid Operating Cash Flow
SANTA ANA, California (August 6, 2018) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its second quarter ended June 30, 2018.
Second Quarter 2018 Highlights*

•	Revenue increased 9.9% to $154.8 million

•	Net income of $1.6 million, or $0.14 per diluted share

•	Adjusted net income of $4.2 million, or $0.37 per diluted share

•	Adjusted EBITDA of $18.7 million

•	Backlog of $823 million
“I am very pleased with the second quarter results as it demonstrated once again, the fact that Ducommun is on the road to improved financial performance, benefiting from numerous initiatives put in place since my arrival eighteen months ago,” said Stephen G. Oswald, chairman, president and chief executive officer. “Revenue rose 9.9% year-over-year, our backlog remains strong, and operating margins net of adjustments, expanded 100 basis points versus 2017's comparable period. Of particular note is the continued improvement in our structures’ adjusted operating margins, which nearly doubled sequentially from Q1. This was due to improved product mix, recent streamlining measures, strong operational leadership, and ongoing review and assessment of our customer portfolio and programs.
“Our company-wide restructuring program is on track to reduce total plant footprint roughly 16% this year and result in estimated savings of $14 million annually. At the same time, Ducommun’s robust backlog illustrates increasing demand for our narrowbody platforms and certain defense programs, supporting our growth momentum and positive view going forward. In addition, due to many initiatives already accomplished, the company believes it is well positioned for further long-term gains and increased shareholder value for our investors.”
*All financial statements in this report (and henceforth) recognize the implementation of the FASB Accounting Standards Codification Topic 606 (“ASC 606”), covering policies on revenue recognition. In some instances herein a reference is made to the prior ASC, Topic 605 (“ASC 605”), for comparative purposes. Please see the non-GAAP measures starting on page 7 herein and the Company’s Annual Report on Form 10-K and Form 10-Q filings with the Securities and Exchange Commission for further description of this change.
Second Quarter Results
Net revenue for the second quarter of 2018 was $154.8 million compared to $140.9 million for the second quarter of 2017. The year-over-year increase of 9.9% was due to the following:

•	$16.1 million higher revenue in the Company’s commercial aerospace end-use markets due to increased build rates which favorably impacted the Company’s large aircraft platforms; and

•	$0.2 million higher revenue in the Company’s military and space end-use markets; partially offset by

•	$2.4 million lower revenue in the Company’s industrial end-use markets.

Net income for the second quarter of 2018 was $1.6 million, or $0.14 per diluted share, compared to $3.8 million, or $0.33 per diluted share, for the second quarter of 2017. The year-over-year decrease was due to $5.4 million of restructuring charges recorded in the quarter ended June 30, 2018. The $5.8 million increase in gross profit was due to higher revenue that was partially offset by a $1.7 million increase in interest expense and $1.5 million higher selling, general and administrative expenses.
Gross profit for the second quarter of 2018 was $32.0 million, or 20.7% of revenue compared to gross profit of $26.3 million, or 18.6% of revenue, for the second quarter of 2017. The increase in gross margin percentage year-over-year was due to higher manufacturing volume and favorable product mix, partially offset by an increase in compensation and benefit costs and higher other manufacturing costs.
Operating income for the second quarter of 2018 was $5.6 million, or 3.6% of revenue, compared to $6.6 million, or 4.7% of revenue, in the comparable period last year. The year-over-year decrease was due to restructuring charges, partially offset by higher revenue.
Interest expense for the second quarter of 2018 was $3.8 million compared to $2.1 million in the comparable period of 2017. The year-over-year increase was due to a higher outstanding balance on the revolving credit facility, due to the acquisitions of Certified Thermoplastics Co., LLC on April 23, 2018 and Lightning Diversion Systems, LLC during the third quarter of 2017, and higher interest rates.
Adjusted EBITDA for the second quarter of 2018 was $18.7 million, or 12.1% of revenue, compared to $13.7 million, or 9.7% of revenue, for the comparable period in 2017, an increase of 36.3%.
During the second quarter of 2018, the Company generated $15.9 million of cash flow from operations compared to $3.0 million during the second quarter of 2017.
The Company’s backlog as of June 30, 2018 was $823 million compared to $726 million as of December 31, 2017, an increase of 13.3%.
Electronic Systems
Electronic Systems segment net revenue for the quarter ended June 30, 2018 was $84.5 million, compared to $81.8 million for the second quarter of 2017. The year-over-year increase was due to the following:

•	$5.4 million higher revenue within the Company’s commercial aerospace end-use markets due to increased build rates which favorably impacted the Company’s large aircraft platforms; partially offset by

•	$0.3 million lower revenue within the Company’s military and space end-use markets; and

•	$2.4 million lower revenue within the Company's industrial end-use markets.
Electronic Systems’ segment operating income was $8.7 million, or 10.3% of revenue, for the second quarter of 2018 compared to $8.9 million, or 10.9% of revenue, for the comparable quarter in 2017. The year-over-year decrease was due to restructuring charges, unfavorable product mix, and higher compensation and benefit costs, partially offset by favorable manufacturing volume.
Structural Systems
Structural Systems segment net revenue for the quarter ended June 30, 2018 was $70.3 million, compared to $59.1 million for the second quarter of 2017. The year-over-year increase was due to the following:

•	$10.7 million higher revenue within the Company’s commercial aerospace end-use markets due to higher build rates which favorably impacted the Company’s large aircraft platforms; and

•	$0.5 million higher revenue within the Company’s military and space end-use markets.
Structural Systems segment operating income for the quarter ended June 30, 2018 was $5.0 million, or 7.1% of revenue, compared to $2.1 million, or 3.6% of revenue, for the second quarter of 2017. The year-over-year increase was due to favorable product mix, favorable manufacturing volume, partially offset by higher compensation and benefit costs and restructuring charges.

Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the second quarter of 2018 were $8.1 million, or 5.2% of total Company revenue, compared to $4.4 million, or 3.1% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase was due to higher compensation and benefit costs of $1.4 million, higher professional services fees of $1.2 million, which includes acquisition related costs of $0.3 million, and restructuring charges of $1.1 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president, and chief executive officer, and Douglas L. Groves, the Company’s vice president, chief financial officer and treasurer, will be held today, August 6, 2018 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is 1293403. Mr. Oswald and Mr. Groves will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at www.ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 1293403.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance, the Company’s restructuring plan and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and

Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and through the Company’s website).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax [benefit] expense, depreciation, amortization, stock-based compensation expense, and restructuring charges).
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and firm delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the backlog amount disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACTS:

Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2018	December 31, 2017
Assets
Current Assets
Cash and cash equivalents	$3,532	$2,150
Accounts receivable, net	64,439	74,064
Contract assets	81,663	—
Inventories	95,244	122,161
Production cost of contracts	10,719	11,204
Other current assets	12,638	11,435
Total Current Assets	268,235	221,014
Property and equipment, Net	106,636	110,252
Goodwill	136,051	117,435
Intangibles, net	117,485	114,693
Non-current deferred income taxes	130	261
Other assets	3,356	3,098
Total Assets	$631,893	$566,753
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$71,660	$51,907
Contract liabilities	15,164	—
Accrued liabilities	25,813	28,329
Total Current Liabilities	112,637	80,236
Long-term debt	231,159	216,055
Non-current deferred income taxes	19,947	15,981
Other long-term liabilities	18,149	18,898
Total Liabilities	381,892	331,170
Commitments and contingencies
Shareholders’ Equity
Common stock	114	113
Additional paid-in capital	81,331	80,223
Retained earnings	175,243	161,364
Accumulated other comprehensive loss	(6,687)	(6,117)
Total Shareholders’ Equity	250,001	235,583
Total Liabilities and Shareholders’ Equity	$631,893	$566,753

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net Revenues	$154,827	$140,938	$305,282	$277,235
Cost of Sales	122,799	114,669	246,499	225,961
Gross Profit	32,028	26,269	58,783	51,274
Selling, General and Administrative Expenses	21,194	19,646	40,521	40,399
Restructuring Charges	5,238	—	7,411	—
Operating Income	5,596	6,623	10,851	10,875
Interest Expense	(3,763)	(2,059)	(6,661)	(3,804)
Income Before Taxes	1,833	4,564	4,190	7,071
Income Tax Expense (Benefit)	242	741	(1)	1,133
Net Income	$1,591	$3,823	$4,191	$5,938
Earnings Per Share
Basic earnings per share	$0.14	$0.34	$0.37	$0.53
Diluted earnings per share	$0.14	$0.33	$0.36	$0.51
Weighted-Average Number of Common Shares Outstanding
Basic	11,394	11,237	11,370	11,253
Diluted	11,624	11,491	11,609	11,556

Gross Profit %	20.7%	18.6%	19.3%	18.5%
SG&A %	13.7%	13.9%	13.3%	14.6%
Operating Income %	3.6%	4.7%	3.6%	3.9%
Net (Loss) Income %	1.0%	2.7%	1.4%	2.1%
Effective Tax (Benefit) Rate	13.2%	16.2%	—%	16.0%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(In thousands)

	Three Months Ended					Six Months Ended
	% Change	June 30, 2018	July 1, 2017	% of Net Revenues 2018	% of Net Revenues 2017	% Change	June 30, 2018	July 1, 2017	% of Net Revenues 2018	% of Net Revenues 2017
Net Revenues
Structural Systems	19.0%	$70,325	$59,112	45.4%	41.9%	18.6%	$138,372	$116,687	45.3%	42.1%
Electronic Systems	3.3%	84,502	81,826	54.6%	58.1%	4.0%	166,910	160,548	54.7%	57.9%
Total Net Revenues	9.9%	$154,827	$140,938	100.0%	100.0%	10.1%	$305,282	$277,235	100.0%	100.0%
Segment Operating Income
Structural Systems		$5,026	$2,127	7.1%	3.6%		$9,417	$4,837	6.8%	4.1%
Electronic Systems		8,668	8,894	10.3%	10.9%		14,412	16,072	8.6%	10.0%
		13,694	11,021				23,829	20,909
Corporate General and Administrative Expenses (1)		(8,098)	(4,398)	(5.2)%	(3.1)%		(12,978)	(10,034)	(4.3)%	(3.6)%
Total Operating Income		$5,596	$6,623	3.6%	4.7%		$10,851	$10,875	3.6%	3.9%
Adjusted EBITDA
Structural Systems
Operating Income		$5,026	$2,127				$9,417	$4,837
Depreciation and Amortization		2,618	2,307				4,934	4,659
Restructuring Charges		3,610	—				5,137	—
Inventory Purchase Accounting Adjustments		329	—				329	—
		11,583	4,434	16.5%	7.5%		19,817	9,496	14.3%	8.1%
Electronic Systems
Operating Income		8,668	8,894				14,412	16,072
Depreciation and Amortization		3,683	3,439				7,315	6,862
Restructuring Charges		735	—				1,255	—
		13,086	12,333	15.5%	15.1%		22,982	22,934	13.8%	14.3%
Corporate General and Administrative Expenses (1)
Operating loss		(8,098)	(4,398)				(12,978)	(10,034)
Depreciation and Amortization		33	2				66	9
Stock-Based Compensation Expense		1,025	1,342				2,115	3,164
Restructuring Charges		1,061	—				1,187	—
		(5,979)	(3,054)				(9,610)	(6,861)
Adjusted EBITDA		$18,690	$13,713	12.1%	9.7%		$33,189	$25,569	10.9%	9.2%
Capital Expenditures
Structural Systems		$1,101	$7,580				$2,630	$12,768
Electronic Systems		1,478	1,030				4,212	2,463
Corporate Administration		190	648				190	648
Total Capital Expenditures		$2,769	$9,258				$7,032	$15,879

(1)	Includes costs not allocated to either the Structural Systems or Electronic Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP REVENUE AND OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
GAAP To Non-GAAP Net Revenues	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Total Ducommun Net Revenues	$154,827	$140,938	$305,282	$277,235
Effect of Adoption of ASC 606	45	—	(11,952)	—
Adjusted Total Ducommun Net Revenues	$154,872	$140,938	$293,330	$277,235

Structural Systems Net Revenues	$70,325	$59,112	$138,372	$116,687
Effect of Adoption of ASC 606	(121)	—	(5,681)	—
Adjusted Structural Systems Net Revenues	$70,204	$59,112	$132,691	$116,687

Electronic Systems Net Revenues	$84,502	$81,826	$166,910	$160,548
Effect of Adoption of ASC 606	166	—	(6,271)	—
Adjusted Electronic Systems Net Revenues	$84,668	$81,826	$160,639	$160,548

	Three Months Ended				Six Months Ended
GAAP To Non-GAAP Operating Income	June 30, 2018	July 1, 2017	% of Net Revenues 2018	% of Net Revenues 2017	June 30, 2018	July 1, 2017	% of Net Revenues 2018	% of Net Revenues 2017
GAAP Operating income	$5,596	$6,623			$10,851	$10,875

GAAP Operating income - Structural Systems	$5,026	$2,127			$9,417	$4,837
Adjustments:
Effect of Adoption of ASC 606	(1,792)	—			(4,090)	—
Restructuring charges	3,610	—			5,137	—
Inventory purchase accounting adjustments	329	—			329	—
Adjusted operating income - Structural Systems	7,173	2,127	10.2%	3.6%	10,793	4,837	8.1%	4.1%

GAAP Operating income - Electronic Systems	8,668	8,894			14,412	16,072
Adjustments:
Effect of Adoption of ASC 606	(760)	—			(256)	—
Restructuring charges	735	—			1,255	—
Adjusted operating income - Electronic Systems	8,643	8,894	10.2%	10.9%	15,411	16,072	9.6%	10.0%

GAAP Operating loss - Corporate	(8,098)	(4,398)			(12,978)	(10,034)
Adjustment:
Restructuring charges	1,061	—			1,187	—
Adjusted operating loss - Corporate	(7,037)	(4,398)			(11,791)	(10,034)
Total adjustments	$3,183	$—			$3,562	$—
Adjusted operating income	$8,779	$6,623	5.7%	4.7%	$14,413	$10,875	4.9%	3.9%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
GAAP To Non-GAAP Earnings	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
GAAP Net income	$1,591	$3,823	$4,191	$5,938
Adjustments:
Effect of adoption of ASC 606 (1)(2)	(2,109)	—	(3,535)	—
Restructuring charges (2)	4,487	—	6,291	—
Inventory purchase accounting adjustments (2)	273	—	273	—
Total adjustments	2,651	—	3,029	—
Adjusted net income	$4,242	$3,823	$7,220	$5,938

	Three Months Ended		Six Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
GAAP Diluted earnings per share (“EPS”)	$0.14	$0.33	$0.36	$0.51
Adjustments:
Effect of adoption of ASC 606 (1)(2)	(0.18)	—	(0.30)	—
Restructuring charges (2)	0.39	—	0.54	—
Inventory purchase accounting adjustments (2)	0.02	—	0.02	—
Total adjustments	0.23	—	0.26	—
Adjusted diluted EPS	$0.37	$0.33	$0.62	$0.51

Shares used for adjusted diluted EPS	11,624	11,491	11,609	11,556

(1)	Net impact of adoption of ASC 606.

(2)	Includes effective tax rate of 17.0% for 2018 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG BY REPORTING SEGMENT
(Unaudited)
(In thousands)

	(In thousands)
	June 30, 2018	December 31, 2017
Consolidated Ducommun
Military and space	$323,234	$277,429
Commercial aerospace	459,506	417,981
Industrial	40,217	31,068
Total	$822,957	$726,478
Structural Systems
Military and space	$88,327	$60,921
Commercial aerospace	395,245	361,586
Total	$483,572	$422,507
Electronic Systems
Military and space	$234,907	$216,508
Commercial aerospace	64,261	56,395
Industrial	40,217	31,068
Total	$339,385	$303,971